Yum! Brands Inc. Reports Second Quarter 2009 EPS of $0.63;
$0.50 Per Share or 10% Growth Excluding Special Items;
Maintains Guidance for Full Year 2009 EPS Growth of 10%, Excluding Special Items

Louisville, Ky. (July 14, 2009) — Yum! Brands Inc. (NYSE: YUM) today reported results for the second quarter ended June 13, 2009.

Second-quarter Earnings Per Share (EPS) of $0.63 represents 40% growth and included the benefit of a one-time gain of $68 million recognized upon our acquisition of additional ownership in the operating entity that owns the KFC business in Shanghai, China, this quarter. Excluding special items, EPS was $0.50, representing 10% growth, which the company believes is a better indication of the underlying performance. Highlights below are based on this performance.

SECOND QUARTER HIGHLIGHTS

•	International development continued at a robust pace with 328 new restaurants including 118 new units in mainland China and 193 in Yum! Restaurants International (YRI).

•
Worldwide system sales growth prior to foreign currency translation of +3% including +8% in mainland China, +6% in YRI, and a 1% decline in the U.S.; after foreign currency translation, worldwide system sales declined 4%.

•	Worldwide restaurant margin improved 1.7 percentage points driven by the combination of prior year pricing, flat commodity costs and refranchising; all three divisions improved margins.

•
Worldwide operating profit growth of 11%, excluding foreign currency translation, driven by new unit development, improved restaurant margins, and proactive cost management. Each of our divisions generated profit growth: +11% in China, +8% in the U.S. and +6% for YRI. Including foreign currency translation, worldwide growth was +4%, China increased +14% and YRI declined 15%.

•
EPS growth was negatively impacted by foreign currency translation of approximately $0.03 per share partially offset by the benefit from last year’s substantial share repurchases which reduced average shares outstanding by 3%.

Note:  All comparisons are versus the same period a year ago and exclude Special Items unless noted.

	Second Quarter			Year-to-Date
	2009	2008	% Change	2009	2008	% Change
EPS Excluding Special Items	$0.50	$0.45	10%	$0.97	$0.87	12%
Special Items Gain/(Loss)[1]	$0.13	($0.00)	NM	$0.11	$0.08	NM
EPS	$0.63	$0.45	40%	$1.08	$0.95	14%
1 The 2009 Special Items include the one-time gain recognized upon our acquisition of additional interest in the operating entity that owns the KFC business in Shanghai as well as charges related to our U.S. business transformation.
  See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the 2009 and 2008 Special Items.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

David C. Novak, Chairman and CEO, said, “I’m pleased to report second quarter EPS growth of 10%, before special items. Our global portfolio delivered solid performance with system sales growth of 3% and operating profit growth of 11%, prior to foreign currency translation. EPS growth was fueled by operating profit growth in each of our divisions and exceeded our expectations due to a much lower-than-anticipated tax rate. Our industry leading international new unit development continues to be a major driver of operating performance in both China and Yum! Restaurants International. This capability is unique to the industry and helps us consistently achieve our growth targets. I’m proud of the way our teams around the world are executing our growth strategies while capturing productivity opportunities and proactively reducing costs.

“Our China business continued to drive solid growth in system sales and operating profit while lapping its very strong year ago performance. Yum! Restaurants International also had solid, broad-based system sales and profit growth. In our U.S. business, while we achieved 8% operating profit growth, there is no question that the consumer is under pressure making it difficult to drive sales growth. Nevertheless, we were particularly pleased by KFC’s dramatic results from the Kentucky Grilled Chicken launch which broadened the appeal of the brand and led to a substantial positive turnaround in KFC same-store-sales performance from a decline of 7% in the first quarter. Pizza Hut is our biggest challenge in the U.S. as it competes in a more discretionary, higher guest-check, dinner category. We remain confident in our strategy of transforming Pizza Hut to include a broader line of home meal replacement options including pasta and chicken along with our world famous pizza.

“Going forward, we expect to deliver 10% EPS growth for the year in spite of a challenging global economic environment and build on our seven year track record of double-digit EPS growth. We expect to enter 2010 with even stronger brands and competitive positions everywhere we do business.  Longer term, the fundamental opportunities for our global portfolio remain intact and give us the unique ability to generate unparalleled international growth, significant free cash flow, and an industry-leading return on invested capital.”

CHINA DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2009	2008	Reported	Ex F/X	2009	2008	Reported	Ex F/X
System Sales Growth			+8	+7			+11	+9
Restaurant Margin (%)	17.9	17.1	0.8	0.7	20.1	18.9	1.2	1.1
Operating Profit ($MM)	105	92	+14	+11	236	195	+21	+16

•	China Division system sales growth of 7% excluding foreign currency translation driven by strong unit development partially offset by an expected same-store-sales decline in the second quarter.

o	Mainland China opened 118 new restaurants in the second quarter further strengthening the company’s leadership position.

Mainland China Units	Q2 2009	% Change
Traditional Restaurants	3,208	+18
KFC	2,670	+18
Pizza Hut Casual Dining	435	+13
Pizza Hut Home Service	81	+33

o	Mainland China second quarter same-store-sales decreased by 4%, lapping exceptional growth of 14% in 2008.

o	China Division’s system sales growth was negatively impacted by weak system sales performance in Thailand and Taiwan (+2% and a decline of 15%, respectively, excluding foreign currency translation).

•	Restaurant margin increased 0.8 percentage points driven by a combination of the benefit of prior year pricing and commodity deflation of $4 million in the second quarter.

•	Foreign currency conversion benefited operating profit by $3 million.

•	Operating profit growth of 14% overlapped outstanding growth of 38% in the second quarter of 2008.

•
In the second quarter, we acquired an additional interest in the entity that operates KFC units in Shanghai that resulted in an increase in our ownership from 51% to 58%.  This led to a one-time gain of $68 million and did not significantly impact China Division’s reported results in the second quarter. See detailed footnote in the financial statements.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2009	2008	Reported	Ex F/X	2009	2008	Reported	Ex F/X
Traditional Restaurants	12,923	12,368	+4	NA	12,923	12,368	+4	NA
System Sales Growth			(12)	+6			(7)	+8
Franchise & License Fees	137	153	(11)	+6	286	302	(5)	+9
Operating Profit ($MM)	100	118	(15)	+6	223	256	(13)	+5
Operating Margin (%)	17.1	16.2	+0.9	+0.2	19.1	17.9	+1.2	+0.1

•	Solid system sales growth of 6%, excluding foreign currency translation driven primarily by new unit development. The table below provides further insight into key YRI markets.

•	Same-store-sales growth of +1%, which was negatively impacted by calendar shifts versus last year (approximately 2 points).

•	The opening of 193 new restaurants in more than 50 countries.

•	Foreign currency translation negatively impacted operating profit by $24 million and operating profit growth by 21 points.

•	Operating margin continues to improve as our high return franchise business continues to grow.

Key YRI Markets	System Sales Growth Ex F/X (%)
	Second Quarter	Year-to-Date
Franchise Only Markets
Asia (ex China Division)	+6	+8
Continental Europe	+5	+6
Middle East	+7	+9
Latin America	+4	+7
Company/Franchise Markets
Australia	+7	+8
UK	+10	+10
New Growth Markets	+16	+16
Note: The markets listed above generate approximately 80% of YRI operating profit. New Growth Markets include France, Russia and India.

U.S. DIVISION

	Second Quarter			Year-to-Date
	2009	2008	% Change	2009	2008	% Change
Same-Store-Sales Growth (%)	(1)	+2	NM	(2)	+2	NM
Restaurant Margin (%)	14.7	12.4	+2.3	14.0	12.4	+1.6
Operating Profit ($MM)	169	155	+8	326	301	+8
Operating Margin (%)	15.3	12.7	+2.6	15.2	12.5	+2.7

•	Same-store-sales declined 1% due to an 8% decline at Pizza Hut partially offset by positive growth at Taco Bell and KFC following the successful launch of Kentucky Grilled Chicken.

•
Restaurant margin improved by 2.3 points this quarter due to the benefit from prior year pricing and commodity deflation, as well as refranchising and productivity initiatives. Commodity deflation was $4 million in the second quarter.

•
Second quarter operating profit growth of 8% and operating profit margin improvement of 2.6 points were driven by an $18 million decline in our U.S. G&A cost structure from actions initiated in the fourth quarter of 2008.  For the full year, we anticipate cost savings of at least $60 million.

U.S. REFRANCHISING UPDATE

In the second quarter, 79 company-owned U.S. restaurants were sold to franchisees bringing our year-to-date total to 188 units. We continue to expect to refranchise 500 units in 2009.  Full year proceeds from U.S. refranchising are now expected to be about $175 million.

FULL YEAR GUIDANCE UPDATE

The Company maintains its expectation for full year EPS of $2.10, or 10% growth, excluding special items.  A detailed update to our guidance can be found on our website at www.yum.com/investors.

Overall, the update to our original guidance coming into 2009 is the result of a constrained consumer spending environment, which is driving both sluggish sales and very favorable commodity costs.  As a result, we have reduced our expectations for same-store-sales growth around the world while at the same time significantly raising our restaurant margin expectations due to deflation in commodity costs.  In terms of our growth by division, this impacts only our U.S. profit growth expectations which have been reduced.  Finally, we have reduced our full year effective tax rate forecast to account for the year-to-date favorability in rates compared to our prior expectations and have assumed some lessening in the large negative impact to operating profits from foreign currency translation based on current currency trends.  These changes result in no change to our full year EPS guidance of $2.10 per share.

DEFINITIONS OF KEY MARKETS
The following list of definitions provides the significant countries and territories with at least 25 restaurants that are included in key markets that generally follow Yum! business management units for internal reporting purposes. For a complete list of countries and territories please see our detailed store count information available on our website.

China Division includes mainland China, Thailand (KFC and Pizza Hut), and Taiwan (KFC).

YRI Division
Asia (ex China Division) includes Thailand (A&W), Japan, Indonesia, Malaysia, Philippines, Hawaii, Korea (KFC), Singapore, Taiwan (Pizza Hut and Long John Silver’s), Hong Kong, and Vietnam.

Australia includes Australia and New Zealand.

Continental Europe includes Belgium, Spain, Portugal, Cyprus, Germany (Pizza Hut), Greece, Italy, Israel, Romania, Poland, and the Czech Republic.

Latin America includes Brazil, El Salvador, Guatemala, Honduras, Costa Rica, Dominican Republic, Jamaica, Panama, Trinidad & Tobago, Chile, Ecuador, Peru, and Puerto Rico.

Middle East includes Bahrain, United Arab Emirates, Egypt, Jordan, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, Morocco, Turkey, and Pakistan.

New Growth Markets include France, Russia, and India.

UK includes Great Britain, Ireland, and Northern Ireland.

U.S. Division includes the continental United States and Alaska.

2009 Second Quarter End Dates		2009 Third Quarter End Dates
International Division	5/18/2009	International Division	8/10/2009
China Division	5/31/2009	China Division	8/31/2009
U.S. Business	6/13/2009	U.S. Business	9/5/2009

CONFERENCE CALL

Yum! Brands Inc. will host a conference call to review the company’s financial performance and strategies at 9:15 a.m. ET Wednesday, July 15, 2009.

For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.

The call will be available for playback beginning at noon Eastern Time Wednesday, July 15, through midnight July 29, 2009. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 15982763.

The webcast and the playback can be accessed via the Internet by visiting Yum! Brands’ Web site, www.yum.com/investors and selecting “Q2 2009 Earnings Call”.

For your added convenience . . . A podcast will be available within 24 hours of the end of the call at www.yum.com/investors.

ADDITIONAL INFORMATION ONLINE

Second quarter restaurant-count details, definitions of terms, segment-results reconciliation and updated full year 2009 guidance are available online at http://investors.yum.com/phoenix.zhtml?c=117941&p=irol-newsEarnings.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected.  Factors that can cause our actual results to differ materially include, but are not limited to: economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; competition, consumer preferences or perceptions; the impact of any widespread illness or food borne illness; the effectiveness of our operating initiatives and marketing; new-product and concept development by us and our competitors; the success of our strategies for refranchising and international development; the continued viability of our franchise and license operators; our ability to secure and maintain distribution and adequate supply to our restaurants; publicity that may impact our business and/or industry; pending or future legal claims; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; and accounting policies and practices.  You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.  Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance.  You should not place undue reliance on forward-looking statements, which speak only as of the date hereof.  We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants, with more than 36,000 restaurants in over 110 countries and territories. The company is ranked #239 on the Fortune 500 List, with revenues in excess of $11 billion in 2008. Four of the company’s restaurant brands – KFC, Pizza Hut, Taco Bell and Long John Silver’s – are the global leaders of the chicken, pizza, Mexican–style food and quick–service seafood categories, respectively. Outside the United States, the Yum! Brands system opened more than four new restaurants each day of the year, making it a leader in international retail development. The company has consistently been recognized for its reward and recognition culture, diversity leadership, community giving, and consistent shareholder returns. For the second year, the company launched the world’s largest private sector hunger relief effort in partnership with the United Nations World Food Programme and other hunger relief agencies. To date, this effort is helping to save approximately 4 million people in remote corners of the world, where hunger is most prevalent.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President, Investor Relations/Treasurer, at 888/298-6986
Bruce Bishop, Director Investor Relations, at 888/298-6986

Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/13/09	6/14/08	B/(W)	6/13/09	6/14/08	B/(W)
Company sales	$2,152	$2,323	(7)	$4,070	$4,417	(8)
Franchise and license fees and income	324	336	(4)	623	655	(5)
Total revenues	2,476	2,659	(7)	4,693	5,072	(7)

Company restaurants
Food and paper	693	766	9	1,304	1,435	9
Payroll and employee benefits	505	574	12	962	1,107	13
Occupancy and other operating expenses	630	672	6	1,172	1,256	7
Company restaurant expenses	1,828	2,012	9	3,438	3,798	9

General and administrative expenses	281	317	11	536	593	10
Franchise and license expenses	25	19	(37)	45	38	(20)
Closures and impairment (income) expenses	22	8	NM	26	6	NM
Refranchising (gain) loss	1	(1)	NM	(13)	24	NM
Other (income) expense	(75)	(13)	NM	(84)	(130)	NM
Total costs and expenses, net	2,082	2,342	11	3,948	4,329	9

Operating Profit	394	317	25	745	743	—
Interest expense, net	43	52	15	96	105	8
Income before income taxes	351	265	32	649	638	2
Income tax provision	45	40	(13)	124	157	21
Net income – including noncontrolling interest	306	225	35	525	481	9
Net income – noncontrolling interest	3	1	(31)	4	3	(14)
Net income – YUM! Brands, Inc.	$303	$224	35	$521	$478	9

Effective tax rate	12.8%	14.9%		19.1%	24.6%

Effective tax rate before special items	16.4%	15.1%		22.0%	23.3%

Basic EPS Data
EPS	$0.65	$0.47	38	$1.11	$0.99	13
Average shares outstanding	470	480	2	468	483	3

Diluted EPS Data
EPS	$0.63	$0.45	40	$1.08	$0.95	14
Average shares outstanding	483	498	3	481	501	4

Dividends declared per common share	$0.38	$0.19		$0.38	$0.34

See accompanying notes.

The effective tax rate for the quarter and year to date ended June 13, 2009 was lower due to no related income tax expense recorded on a $68 million gain recognized upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFC business in Shanghai, China.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/13/09	6/14/08	B/(W)	6/13/09	6/14/08	B/(W)

Company sales	$778	$687	13	$1,382	$1,195	16
Franchise and license fees and income	15	16	(6)	28	28	2
Total revenues	793	703	13	1,410	1,223	15

Company restaurant expenses, net
Food and paper	278	259	(7)	497	449	(11)
Payroll and employee benefits	114	100	(15)	192	169	(14)
Occupancy and other operating expenses	247	210	(17)	415	351	(18)
	639	569	(12)	1,104	969	(14)
General and administrative expenses	51	49	(5)	81	76	(9)
Franchise and license expenses	—	—	—	—	—	—
Closures and impairment (income) expenses	5	2	NM	6	2	NM
Other (income) expense	(7)	(9)	(17)	(17)	(19)	(9)
	688	611	(13)	1,174	1,028	(14)
Operating Profit	$105	$92	14	$236	$195	21

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	35.7	37.7	2.0 ppts.	36.0	37.6	1.6 ppts.
Payroll and employee benefits	14.7	14.5	(0.2) ppts.	13.9	14.1	0.2 ppts.
Occupancy and other operating expenses	31.7	30.7	(1.0) ppts.	30.0	29.4	(0.6) ppts.
Restaurant margin	17.9%	17.1%	0.8 ppts.	20.1%	18.9%	1.2 ppts.

See accompanying notes.

China Division includes mainland China, Thailand and KFC Taiwan.

As discussed in (d) in the accompanying notes, we began consolidating the operating entity that owns the KFC business in Shanghai, China, with 236 units, during the second quarter of 2009.  This entity was previously accounted for as an unconsolidated affiliate.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/13/09	6/14/08	B/(W)	6/13/09	6/14/08	B/(W)

Company sales	$451	$577	(22)	$883	$1,129	(22)
Franchise and license fees and income	137	153	(11)	286	302	(5)
Total revenues	588	730	(19)	1,169	1,431	(18)

Company restaurant expenses, net
Food and paper	144	183	21	283	353	19
Payroll and employee benefits	118	152	23	227	294	23
Occupancy and other operating expenses	139	181	23	271	349	22
	401	516	22	781	996	22
General and administrative expenses	76	89	14	145	166	13
Franchise and license expenses	8	7	(2)	16	15	(7)
Closures and impairment (income) expenses	3	—	NM	4	(1)	NM
Other (income) expense	—	—	—	—	(1)	(100)
	488	612	20	946	1,175	19
Operating Profit	$100	$118	(15)	$223	$256	(13)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	32.1	31.7	(0.4) ppts.	32.1	31.2	(0.9) ppts.
Payroll and employee benefits	26.1	26.5	0.4 ppts.	25.7	26.1	0.4 ppts.
Occupancy and other operating expenses	30.7	31.2	0.5 ppts.	30.6	30.9	0.3 ppts.
Restaurant margin	11.1%	10.6%	0.5 ppts.	11.6%	11.8%	(0.2) ppts.

Operating margin	17.1%	16.2%	0.9 ppts.	19.1%	17.9%	1.2 ppts.

See accompanying notes.

YUM! Brands, Inc.
UNITED STATES Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/13/09	6/14/08	B/(W)	6/13/09	6/14/08	B/(W)

Company sales	$923	$1,059	(13)	$1,805	$2,093	(14)
Franchise and license fees and income	176	167	5	340	325	5
Total revenues	1,099	1,226	(10)	2,145	2,418	(11)

Company restaurant expenses, net
Food and paper	271	324	17	524	633	17
Payroll and employee benefits	273	322	15	543	644	16
Occupancy and other operating expenses	244	281	13	486	556	13
	788	927	15	1,553	1,833	15
General and administrative expenses	111	129	14	221	259	15
Franchise and license expenses	17	9	(104)	29	20	(50)
Closures and impairment (income) expenses	14	6	NM	16	5	NM
Other (income) expense	—	—	—	—	—	—
	930	1,071	13	1,819	2,117	14
Operating Profit	$169	$155	8	$326	$301	8

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.3	30.7	1.4 ppts.	29.0	30.3	1.3 ppts.
Payroll and employee benefits	29.5	30.4	0.9 ppts.	30.1	30.8	0.7 ppts.
Occupancy and other operating expenses	26.5	26.5	— ppts.	26.9	26.5	(0.4) ppts.
Restaurant margin	14.7%	12.4%	2.3 ppts.	14.0%	12.4%	1.6 ppts.

Operating margin	15.3%	12.7%	2.6 ppts.	15.2%	12.5%	2.7 ppts.

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	6/13/09	12/27/08
ASSETS
Current Assets
Cash and cash equivalents	$284	$216
Accounts and notes receivable, less allowance: $27 in 2009 and $23 in 2008	278	229
Inventories	134	143
Prepaid expenses and other current assets	201	172
Deferred income taxes	84	81
Advertising cooperative assets, restricted	90	110
Total Current Assets	1,071	951
Property, plant and equipment, net of accumulated depreciation and amortization of $3,286 in 2009 and $3,187 in 2008	3,807	3,710
Goodwill	760	605
Intangible assets, net	341	335
Investments in unconsolidated affiliates	23	65
Other assets	582	561
Deferred income taxes	340	300
Total Assets	$6,924	$6,527
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and other current liabilities	$1,343	$1,473
Income taxes payable	87	114
Short-term borrowings	32	25
Advertising cooperative liabilities	90	110
Total Current Liabilities	1,552	1,722
Long-term debt	3,516	3,564
Other liabilities and deferred credits	1,299	1,335
Total Liabilities	6,367	6,621

Shareholders’ Equity (Deficit)
Common stock, no par value, 750 shares authorized; 466 shares and 459 shares issued in 2009 and 2008, respectively	170	7
Retained earnings	646	303
Accumulated other comprehensive income (loss)	(340)	(418)
Total Shareholders’ Equity (Deficit) – YUM! Brands, Inc.	476	(108)
Noncontrolling interest	81	14
Total Shareholders’ Equity (Deficit)	557	(94)
Total Liabilities and Shareholders’ Equity (Deficit)	$6,924	$6,527

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
 (amounts in millions)
(unaudited)

	Year to Date
	6/13/09	6/14/08
Cash Flows – Operating Activities
Net income – including noncontrolling interest	$525	$481
Depreciation and amortization	246	250
Closures and impairment (income) expenses	26	6
Refranchising (gain) loss	(13)	24
Gain upon consolidation of a former unconsolidated affiliate in China	(68)	—
Contributions to defined benefit pension plans	(92)	(2)
Gain on sale of interest in Japan unconsolidated affiliate	—	(100)
Deferred income taxes	(29)	13
Equity income from investments in unconsolidated affiliates	(17)	(20)
Distributions of income received from unconsolidated affiliates	8	22
Excess tax benefit from share-based compensation	(43)	(31)
Share-based compensation expense	26	29
Changes in accounts and notes receivable	(19)	6
Changes in inventories	15	(1)
Changes in prepaid expenses and other current assets	(18)	(9)
Changes in accounts payable and other current liabilities	(140)	(88)
Changes in income taxes payable	15	(19)
Other non-cash charges and credits, net	73	65
Net Cash Provided by Operating Activities	495	626

Cash Flows – Investing Activities
Capital spending	(342)	(348)
Proceeds from refranchising of restaurants	63	66
Acquisition of restaurants from franchisees	(22)	(3)
Acquisitions and investments	(56)	—
Sales of property, plant and equipment	8	34
Other, net	(7)	(4)
Net Cash Used in Investing Activities	(356)	(255)

Cash Flows – Financing Activities
Repayments of long-term debt	(144)	(257)
Revolving credit facilities, three months or less, net	108	475
Short-term borrowings by original maturity
More than three months – proceeds	—	—
More than three months – payments	—	—
Three months or less, net	4	(9)
Repurchase shares of Common Stock	—	(994)
Excess tax benefit from share-based compensation	43	31
Employee stock option proceeds	77	40
Dividends paid on Common Stock	(175)	(146)
Other, net	5	—
Net Cash Used in Financing Activities	(82)	(860)
Effect of Exchange Rate on Cash and Cash Equivalents	(6)	8
Net Increase (Decrease) in Cash and Cash Equivalents	51	(481)
Change in Cash and Cash Equivalents due to consolidation of entities in China	17	17
Cash and Cash Equivalents - Beginning of Period	$216	$789
Cash and Cash Equivalents - End of Period	$284	$325
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results in 2009 and 2008 on a basis before Special Items.  Included in Special Items are the U.S. refranchising (gain) loss, charges relating to U.S. General and Administrative (“G&A”) productivity initiatives and realignment of resources, investments in our U.S. Brands, the 2009 gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China, and the 2008 gain on the sale of our minority interest in our Japan unconsolidated affiliate.  These amounts are described in (d), (e), and (f) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2009 and 2008 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter		Year to Date
	6/13/09	6/14/08	6/13/09	6/14/08
Detail of Special Items
Gain of the sale of our interest in our Japan unconsolidated affiliate	$—	$—	$—	$(100)
Gain upon consolidation of a former unconsolidated affiliate in China	(68)	—	(68)	—
U.S. Refranchising (gain) loss	(1)	(1)	(15)	25
Charges relating to U.S. G&A productivity initiatives and realignment of resources	5	2	9	7
Investments in our U.S. Brands	4	2	31	3
Total Special Items (Income) Expense	(60)	3	(43)	(65)
Tax (Benefit) Expense on Special Items	(3)	(1)	(9)	24
Special Items (Income) Expense, net of tax	$(63)	$2	$(52)	$(41)
Average diluted shares outstanding	483	498	481	501
Special Items diluted EPS	$0.13	$—	$0.11	$0.08

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit before Special Items	$334	$320	$702	$678
Special Items Income (Expense)	60	(3)	43	65
Reported Operating Profit	$394	$317	$745	$743

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS before Special Items	$0.50	$0.45	$0.97	$0.87
Special Items EPS	0.13	—	0.11	0.08
Reported EPS	$0.63	$0.45	$1.08	$0.95

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate before Special Items	16.4%	15.1%	22.0%	23.3%
Impact on Tax Rate as a result of Special Items	(3.6%)	(0.2%)	(2.9%)	1.3%
Reported Effective Tax Rate	12.8%	14.9%	19.1%	24.6%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/13/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$793	$588	$1,099	$(4)	$2,476

Company restaurant expenses	639	401	788	—	1,828
General and administrative expenses	51	76	111	43	281
Franchise and license expenses	—	8	17	—	25
Closures and impairment (income) expenses	5	3	14	—	22
Refranchising (gain) loss	—	—	—	1	1
Other (income) expense	(7)	—	—	(68)	(75)
	688	488	930	(24)	2,082
Operating Profit (loss)	$105	$100	$169	$20	$394

Quarter Ended 6/14/08	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$703	$730	$1,226	$—	$2,659

Company restaurant expenses	569	516	927	—	2,012
General and administrative expenses	49	89	129	50	317
Franchise and license expenses	—	7	9	3	19
Closures and impairment (income) expenses	2	—	6	—	8
Refranchising (gain) loss	—	—	—	(1)	(1)
Other (income) expense	(9)	—	—	(4)	(13)
	611	612	1,071	48	2,342
Operating Profit (loss)	$92	$118	$155	$(48)	$317

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise reductions in franchise and license fees and income, general and administrative expenses, refranchising (gains) and losses and other (income) expense that are not allocated to segments for performance reporting purposes.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date Ended 6/13/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,410	$1,169	$2,145	$(31)	$4,693

Company restaurant expenses	1,104	781	1,553	—	3,438
General and administrative expenses	81	145	221	89	536
Franchise and license expenses	—	16	29	—	45
Closures and impairment (income) expenses	6	4	16	—	26
Refranchising (gain) loss	—	—	—	(13)	(13)
Other (income) expense	(17)	—	—	(67)	(84)
	1,174	946	1,819	9	3,948
Operating Profit (loss)	$236	$223	$326	$(40)	$745

Year to Date Ended 6/14/08	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,223	$1,431	$2,418	$—	$5,072

Company restaurant expenses	969	996	1,833	—	3,798
General and administrative expenses	76	166	259	92	593
Franchise and license expenses	—	15	20	3	38
Closures and impairment (income) expenses	2	(1)	5	—	6
Refranchising (gain) loss	—	—	—	24	24
Other (income) expense	(19)	(1)	—	(110)	(130)
	1,028	1,175	2,117	9	4,329
Operating Profit (loss)	$195	$256	$301	$(9)	$743

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise reductions in franchise and license fees and income, general and administrative expenses, refranchising (gains) and losses and other (income) expense that are not allocated to segments for performance reporting purposes.

Notes to the Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Percentages may not recompute due to rounding.

(b)	Amounts presented as of and for the quarter and year to date ended June 13, 2009 are preliminary.

(c)
China Division Other (income) expense includes equity income from our investments in unconsolidated affiliates. In the quarter ended June 13, 2009, Unallocated Other (income) expense includes the gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China (See note d).  In the year to date ended June 14, 2008, Unallocated Other (income) expense includes the pre-tax gain on the sale of our unconsolidated affiliate in Japan (see Note f).

(d)
On May 4, 2009 we acquired an additional 7% ownership in the entity that operates the KFCs in Shanghai, China for $12 million, increasing our ownership to 58%.  This entity has historically been accounted for as an unconsolidated affiliate.  As part of the acquisition we received additional rights in the governance of the entity such that we began consolidating the entity upon acquisition.  As required by Statement of Financial Accounting Standards (“SFAS”) No. 141(R), “Business Combinations” (“SFAS" 141(R)), we remeasured our previously held 51% ownership in the entity at fair value and recognized a gain of $68 million accordingly.  This gain, which resulted in no related income tax expense, was recorded as unallocated other income during the quarter ended June 13, 2009 and has been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).  For the quarter ended June 13, 2009 the consolidation of this entity increased Company sales by $23 million and decreased Franchise and license fees and income by $1 million.  The impacts of consolidation on all other line items within our Consolidated Summary of Results were not significant.  While, we have not yet completed the determination of all identifiable assets and liabilities assumed, our Condensed Consolidated Balance Sheet at June 13, 2009 reflects consolidation of this entity using preliminary amounts, including $133 million in goodwill (which we anticipate will be retroactively reduced upon completion of the aforementioned determinations) and $70 million in Noncontrolling interest (which was also required to be remeasured to fair value at the acquisition date per SFAS 141(R)).

(e)
As part of our plan to transform our U.S. business we took several measures in 2008 and are taking similar measures in 2009 that we do not believe are indicative of our ongoing operations. These measures (“the U.S. business transformation measures”) include: expansion of our U.S. refranchising, potentially reducing our Company ownership in the U.S. to below 10%; charges relating to G&A productivity initiatives and realignment of resources (primarily severance and early retirement costs); and investments in our U.S. Brands made on behalf of our franchisees such as equipment purchases.  We have traditionally not allocated refranchising (gains) losses for segment reporting purposes and will not allocate the costs associated with the productivity initiatives, realignment of resources and investments in our U.S. Brands to the U.S. segment. Additionally, these items have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).  Investments in our U.S. Brands recorded in 2009 reflect our reimbursements or obligations to reimburse KFC franchisees for installation costs of ovens for the national launch of Kentucky Grilled Chicken and have been recorded as a reduction of Franchise and license fees and income.

(f)
During December 2007, we sold our interest in our unconsolidated affiliate in Japan for $128 million in cash (includes the impact of related foreign currency contracts that were settled in 2007). Our international subsidiary that owned this interest operates on a fiscal calendar with a period end that is approximately one month earlier than our consolidated period close. Thus, consistent with our historical treatment of events occurring during the lag period, the pre-tax gain on the sale of this investment was recorded in the quarter ended March 22, 2008 as other income and was not allocated to any segment for reporting purposes. However, the cash proceeds from this transaction were transferred from our international subsidiary to the U.S. in December 2007 and were thus reported on our Consolidated Statement of Cash Flows for the year ended December 29, 2007. Additionally, this transaction was reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(g)
In connection with our U.S. business transformation measures our reported segment results began reflecting increased allocations of certain expenses in 2009 that were previously reported as corporate and unallocated expenses.  While our consolidated results were not impacted, we believe the revised allocation better aligns costs with accountability of our segment managers.  These revised allocations are being used by our Chairman and Chief Executive Officer, in his role as chief operating decision maker, in his assessment of operating performance.  We have restated segment information for the quarter and year to date ended June 14, 2008 to be consistent with the current period presentation.  We expect that on a full year basis approximately $50 million and $5 million of Unallocated and corporate G&A will be reclassified to the U.S. and YRI segments, respectively, as we present 2009 results.  The following table summarizes the impact of the revised allocations by segment for the quarter and year to date ended June 14, 2008:

Increase/(Decrease)	Quarter	Year to date
U.S. G&A	$13	$24
YRI G&A	2	3
Unallocated and corporate G&A expenses	(15)	(27)

(h)
Effective the beginning of fiscal 2009 we adopted SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”).  SFAS 160 required that net income attributable to the minority interest in the entity that operates the KFCs in Beijing, China be reported separately on the face of our Consolidated Summary of Results.  In 2008 we reported Operating Profit attributable to the minority interest as an Other expense and the related tax benefit as a reduction to our Income tax provision.  Additionally, SFAS 160 required that the portion of equity in the entity not attributable to the Company be reported within equity, separately from the Company’s equity, in the Condensed Consolidated Balance Sheet.  In 2008 we reported this amount within Other liabilities and deferred credits.  As required, the presentation requirements of SFAS 160 were applied retroactively to the quarter and year to date ended June 14, 2008.  Net income attributable to this minority interest was $2 million and $3 million in the quarter and year to date ended June 13, 2009, respectively.